RCM TECHNOLOGOGIES, INC.
2500 McCLELLAN AVE.                  TEL: 856-486-1777
PENNSAUKEN, NJ 08109-4613            FAX: 856-486-8833
                                     info@rcmt.com
                                     www.rcmt.com

                             P R E S S R E L E A S E


                    RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS
             FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

Pennsauken,  NJ - March 17, 2004 -- RCM  Technologies,  Inc.  (NNM:  RCMT) today
announced   financial   results   for  the   fourth   quarter   and  year  ended
December 31, 2003.

The Company announced revenues of $206.6 million for the year ended December 31, 2003, up from $186.7 million for the prior year. Net income for the year ended December 31, 2003 was $2.8 million, or $.26 per share, as compared to net loss of $24.1 million, or $2.28 per share, for the prior year. For the year ended
December 31, 2003, earnings before interest income, interest expense, depreciation, amortization, income taxes, other non-operating income and expense, litigation charge, impairment of goodwill, and compensation expense for stock tender offer (Adjusted EBITDA) was $12.0 million, or $1.10 per diluted share, as compared to $13.3 million, or $1.26 per share, for the prior year.

The Company announced revenues of $45.5 million for the three months ended December 31, 2003, up from $45.3 million for the same period a year ago. Net loss for the three months ended December 31, 2003 was $2.3 million, or $.21 per share, as compared to net loss of $29.4 million, or $2.77 per share, for the same period a year ago. For the three months ended December 31, 2003, earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $3.1 million, or $.28 per diluted share, as compared to $2.3 million, or $.19 per share, for the same period a year ago.

The Company also announced the previously anticipated conclusion of two major contracts in late 2003 (which accounted for $56.1 million of revenue in 2003). Under these contracts, the Company performed certain of the services and subcontracted to third parties on a "pass through" basis other services recognizing a 1.2% processing fee for the subcontracted services. The portion of these services performed by the Company represented $32.0 million in revenues, and "pass through" subcontracted revenue was $24.1 million, in 2003. The Company has been working to replace the non-subcontracted portion of the lost revenue and remains optimistic about its prospects for 2004 and beyond based on the current level of new projects and proposal activities in the Company's pipeline.


Leon Kopyt, Chairman and CEO of RCM, commented: "Although the confluence of positive economic factors combined with prospects for a rebound in technology spending have elevated belief, momentum and expectation towards a recovery, we still have not seen compelling and pervasive evidence of significant new spending across a number of relevant sectors. Nonetheless, we hope to continue the transition back to internal growth from earlier priorities of revenue stabilization and profit preservation."

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 30 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                    (In Thousands, Except Per Share Amounts)


                                                                       Year Ended                    Three Months Ended
                                                                      December 31,                     December 31,
                                                            ---------------------------------  ----------------------------------
                                                                2003               2002            2003                2002
                                                            -------------      --------------  --------------      --------------

Revenues                                                        $206,605            $186,651         $45,511             $45,343
Gross profit                                                      44,595              46,665          10,851              10,599
Selling, general and administrative                               32,558              33,320           7,748               8,256
Depreciation and amortization                                      1,223               1,279             309                 335
Compensation expense for stock tender offer                        6,692                               6,692
Litigation charge                                                                      9,718                               9,718
Impairment of goodwill                                                                29,990                              29,990
Other expense                                                        182                 155             118                  52
Income (loss) from continuing operations
  before income taxes                                              3,940             (27,797)         (4,016)            (37,752)
Income taxes (benefit)                                             1,161              (4,628)         (1,689)             (8,395)
Income (loss) from continuing operations                           2,779             (23,169)         (2,327)
Loss from discontinued operations, net of taxes                                         (967)                                 (3)
Net income (loss)                                                 $2,779            ($24,136)        ($2,327)           ($29,360)

Earnings per share (diluted)
  Income from continuing operations                                 $.26              ($2.19)          ($.21)             ($2.77)
  Loss from discontinued operations                                                     (.09)
  Net income (loss)                                                 $.26              ($2.28)          ($.21)             ($2.77)



                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                 (In Thousands)

                                                           December 31,        December 31,
                                                               2003                2002
                                                          ----------------    ---------------
Cash and equivalents                                               $5,152             $2,845
Accounts receivable                                                36,270             31,754
Working capital                                                    23,882             16,516
Intangible assets                                                  38,076             36,753
Total assets                                                       99,704             89,440
Senior debt                                                         7,300              7,400
Total liabilities                                                  32,533             29,194
Stockholders' equity                                              $67,170            $59,246


                             RCM Technologies, Inc.
             Reconciliation of Adjusted EBITDA to Net Income (Loss)
                    and Cash Provided by Operating Activities


As used in this report, Adjusted EBITDA means earnings before interest income, interest expense, depreciation, amortization, income taxes, other non-operating income and expense, litigation charge, impairment of goodwill, and compensation expense for stock tender offer. We believe that Adjusted EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash and unusual charges or income. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use Adjusted EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income
(loss) as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of Adjusted EBITDA to both net income (loss) and cash flow provided by operating activities.


                                                                  Year Ended                   Three Months Ended
                                                                 December 31,                     December 31,
                                                                 (In Thousands)                   (In Thousands)
                                                          ----------------------------    ------------------------------
                                                            2003             2002              2003            2002
                                                          ----------      ------------    ---------------  -------------
EBITDA                                                      $12,037           $13,345             $3,103         $2,343
Depreciation and amortization                                 1,223             1,279                309            335
Compensation expense for stock tender offer                   6,692                                6,692
Litigation charge                                                               9,718                             9,718
Impairment of goodwill                                                         29,990                            29,990
Interest expense, net of interest income                        314               172                134            104
(Gain) loss on foreign currency transactions                   (132)              (17)               (16)           (52)
Income taxes (benefit)                                        1,161            (4,628)            (1,689)        (8,395)
Loss from discontinued operations                                                 967                                 3
                                                          ----------      ------------    ---------------  -------------
Net income (loss)                                            $2,779          ($24,136)           ($2,327)      ($29,360)
                                                          ==========      ============    ===============  =============


Earning per share (diluted)
    EBITDA                                                    $1.10             $1.26               $.28           $.19
                                                      ==============   ===============    ===============  =============
    Net income (loss)                                          $.26            ($2.28)             ($.21)        ($2.77)
                                                      ==============   ===============    ===============  =============

    Weighted average shares outstanding                      10,896            10,586             11,164         10,602
                                                      ==============   ===============    ===============  =============

                             RCM Technologies, Inc.
       Reconciliation of EBITDA to Net Income (Loss) and Cash Provided by
                        Operating Activities (Continued)

                                                                 Year Ended                    Three Months Ended
                                                                December 31,                      December 31,

                                                           2003              2002              2003            2002
                                                       -------------      ------------    ---------------  -------------
Net income (loss)                                            $2,779          ($24,136)           ($2,327)      ($29,360)
Adjustments to reconcile net income (loss) to
cash provided by operating activities:
    Loss from discontinued operations                                             967                                 3
    Depreciation and amortization                             1,223             1,279                309            337
    Provision for losses on accounts receivable                 305              (246)                (6)           (52)
    Recognition of noncash portion of
     compensation expense for stock tender offer              3,829                                3,829
    Goodwill impairment                                                        29,990                            29,990
Changes in operating assets and liabilities
    Accounts receivable                                      (4,820)            9,667              5,925          4,041
    Income tax refund receivable                              3,767             3,044                332         (3,766)
    Restricted cash                                          (8,296)
    Deferred tax asset                                          110             2,023               (182)        (2,638)
    Prepaid expenses and other current assets                   536              (775)              (732)           442
    Accounts payable and accrued expenses                       845             6,075             (3,040)         7,278
    Accrued payroll                                           1,093              (774)            (2,112)        (2,141)
    Payroll and withheld taxes                                  (16)             (182)              (413)          (206)
    Income taxes payable                                      1,538             3,578             (1,474)        (2,589)
                                                       -------------      ------------    ---------------  -------------

Cash provided by operating activities                        $2,893           $30,510               $109         $1,339
                                                       =============      ============    ===============  =============


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